LIMITED IRREVOCABLE PROXY

        The undersigned stockholders of Portec, Inc., a Delaware corporation (the "Company"), hereby irrevocably appoint MHD Acquisition Corp., a Delaware corporation ("Acquiror"), the attorney-in-fact and proxy of the undersigned, within the limitations of this Proxy, with respect to shares of Common Stock, $1.00 par value per share, of the Company owned of record or beneficially by the undersigned (the "Shares"). Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares are hereby revoked and no subsequent proxies will be given. This Proxy is irrevocable (to the extent permitted under Delaware law), and coupled with an interest and is granted in consideration of the Company and Acquiror entering into the Agreement and Plan of Merger dated March 11, 1998 among Acquiror and the Company (the "Merger Agreement"). The attorney and proxy named above will be empowered at any time prior to the earliest of (i) the effectiveness of the Merger as defined in the Merger Agreement, (ii) July 31, 1998, (iii) notice from Acquiror that Acquiror elects to terminate this Proxy or (iv) the termination of the Voting Agreement among Acquiror and the undersigned in accordance with its terms, to exercise all voting and other rights to the extent specified in the succeeding paragraph. Upon the occurrence of the earliest of the foregoing events described in clauses (i), (ii), (iii) or
   (iv) above, this Proxy shall expire and be of no further force or effect.

        The attorney and proxy named above may only exercise this proxy to vote the Shares subject hereto in favor of approval of the Merger Agreement and the Merger at any annual, special or other meeting of the holders of capital stock of the Company and any adjournments thereof (including, without limitation, the power to execute and deliver written consents with respect to the Shares) or for the purpose of voting against a business combination of the Company or any of its subsidiaries and affiliates with any party other than Acquiror or any of its subsidiaries and affiliates and may not exercise this Proxy on any other matters. The undersigned stockholder may vote the Shares on all other matters. The undersigned will, upon request, execute and deliver any additional documents deemed by the above-named attorney-in-fact and proxy to be necessary or desirable to effect the limited irrevocable proxy created hereby.


                            /s/ ALBERT FRIED, JR.
                            -----------------------------
                            Albert Fried, Jr.
                            Shares Owned:  1,020,328





   Dated:  March 11, 1998   ALBERT FRIED & COMPANY LLC.



                            By:  /s/ ALBERT FRIED, JR.
                                 ------------------------
                                 Name:  Albert Fried, Jr.
                                       ------------------
                                 Title:
                                       ------------------